UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 28, 2016

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

1110 W. Commercial Blvd.

Fort Lauderdale, Florida 33309

(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)).

Item 3.02 Unregistered Sales of Equity Securities

On April 28, 2016, Universal Insurance Holdings, Inc. (the “Company”) entered into a Purchase and Exchange Agreement with RenaissanceRe Ventures Ltd., pursuant to which the Company sold an aggregate of 583,771 shares of common stock at a purchase price of $17.13 per share for a total of $10 million, which was comprised of $2,965,000 in cash and $7,035,000 in cancellation of outstanding indebtedness.

No underwriter was involved.

The common stock was offered and sold exclusively to an accredited investor, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The offer and sale of the common stock was made without any general solicitation or advertising.

Item 7.01 Regulation FD Disclosure.

On April 28, 2016, the Company issued a press release announcing the above transaction, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release titled “Universal Insurance Holdings, Inc. Announces Sale of $10 Million of Common Stock to RenaissanceRe” issued by Universal Insurance Holdings, Inc. on April 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2016	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Frank C. Wilcox
Frank C. Wilcox Chief Financial Officer